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                                                                    EXHIBIT 4.01


                                 [INTUIT LOGO]


      NUMBER                                                     SHARES

   INTU


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT                                   CUSIP 461202 10 3

                                                   SEE REVERSE FOR CERTAIN
                                                   DEFINITIONS AND LEGENDS


Is the owner of

            FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $0.01 PER SHARE, OF

                                  INTUIT INC.


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                          COUNTERSIGNED AND REGISTERED

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                          TRANSFER AGENT AND REGISTRAR

                                       BY

                              AUTHORIZED SIGNATURE



/s/ STEPHEN M. BENNETT        [INTUIT INC. SEAL]         /s/ CATHERINE VALENTINE

    PRESIDENT AND                INCORPORATED           VICE PRESIDENT, GENERAL
CHIEF EXECUTIVE OFFICER                                 COUNSEL AND SECRETARY
                                  FEBRUARY 1,
                                     1993

                                   DELAWARE
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     The Corporation is authorized to issue Common Stock and Preferred Stock.
The Board of Directors of the Corporation has authority to determine the authorized number of shares of each series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.

     This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in a Rights Agreement between Intuit Inc. and American Stock Transfer & Trust Company, dated as of May 1, 1998, as such may subsequently be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Intuit Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Intuit Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in
Section 11(a)(ii) of the Rights Agreement, Rights beneficially owned by any person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other persons shall become null and void.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT -            Custodian
                         -----------          ------------
                           (Cust)               (Minor)

                         under Uniform Gifts to Minors Act

                         --------------------------
                                   (State)

    Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sell, assign and transfer unto
                   --------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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------------------------------------------------------------------------- Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
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                              --------------------------------------------------
                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:


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THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,
SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15